Exhibit 99.1

Contacts:
Ligand Pharmaceuticals Incorporated	LHA
John Higgins, President and CEO	Bruce Voss
investors@ligand.com	bvoss@lhai.com
(858) 550-7500	(310) 691-7100
@Ligand_LGND	@LHA_IR_PR

Ligand Prices Offering of $225 Million of Convertible Senior Notes

Company to repurchase approximately $40 million of common shares concurrent with closing

SAN DIEGO (August 13, 2014) - Ligand Pharmaceuticals Incorporated (NASDAQ: LGND) announced the August 12, 2014 pricing of $225 million aggregate principal amount of 0.75% convertible senior notes due 2019 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. Ligand intends to use the net proceeds from the offering for corporate share repurchases, payment for certain note hedge transactions described below and general corporate purposes. Concurrent with the close of the transaction, Ligand expects to repurchase approximately $40 million of stock, or approximately 700,000 shares. Ligand has granted the initial purchasers an option to purchase up to an additional $20 million aggregate principal amount of the notes. BofA Merrill Lynch and Deutsche Bank Securities are acting as joint book-running managers for the offering.

Holders of the notes will have the right to require Ligand to repurchase all or some of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain corporate events. The conversion rate for the notes will initially be 13.3251 shares per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $75.05 per share of common stock, and is subject to adjustment under the terms of the notes. The initial conversion price of the notes represents a premium of approximately 35% to the $55.59 per share closing price of Ligand’s common stock on August 12, 2014. The notes will pay interest semi-annually at a rate of 0.75% per year. The sale of the notes is expected to close on August 18, 2014, subject to customary closing conditions.

In connection with the pricing of the notes, Ligand intends to use approximately $33.5 million of the net proceeds from the offering of the notes to pay the cost of certain convertible note hedge transactions, taking into account the proceeds to Ligand of certain warrant transactions. The convertible note hedge transactions are expected generally to reduce the potential dilution and/or offset the potential cash payments Ligand is required to make in excess of the principal amount upon conversion of the notes in the event that the market price of Ligand’s common stock is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the initial conversion price of the notes. Ligand also entered into warrant transactions with the option counterparties. The warrant transactions could separately have a dilutive effect if the market price of Ligand’s common stock exceeds the strike price of the warrant transactions. The strike price of the warrant transactions will initially be approximately $125.08 per share, which represents a premium of 125% over the last reported sale price of Ligand’s common stock on August 12, 2014, and is subject to certain adjustments under the terms of the warrant transactions.

Ligand expects to use the remainder of the net proceeds from the offering of the notes for additional share repurchases up to a total of $200 million inclusive of any repurchases concurrent with the convertible transaction, which repurchases may be effected from time to time in open-market transactions, in negotiated transactions or pursuant to an accelerated share repurchase transaction or similar transaction, and for other general corporate purposes. Any share repurchases by Ligand may have the effect of increasing, or preventing a decline in, the market price of Ligand’s common stock at the time of such repurchases. Ligand may also use a portion of the net proceeds to acquire new businesses through one or more strategic transactions; however, Ligand has no current commitments or obligations with respect to any acquisitions or strategic transactions.

The notes will be unsecured senior obligations of Ligand. The notes will mature on August 15, 2019, unless repurchased or converted in accordance with their terms prior to such date. Prior to May 15, 2019, the notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods. From and after May 15, 2019, the notes will be convertible without regard to those conditions at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, an amount up to the principal amount of the notes will be paid in cash and, if applicable, any premium above the principal amount will be paid in common stock or cash at Ligand’s option.

Ligand has been advised by the option counterparties that in connection with establishing their initial hedge position with respect to the convertible note hedge transactions and warrant transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to Ligand’s common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Ligand’s common stock or the notes.

Ligand has also been advised by the option counterparties that the option counterparties or their respective affiliates are likely to modify their hedge positions by entering into or unwinding various derivative transactions with respect to Ligand’s common stock and/or purchasing or selling Ligand’s common stock or other of Ligand’s securities or instruments, including the notes in secondary market transactions following the pricing of the notes and prior to the maturity of the notes.

The notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of common stock issuable upon conversion of the notes, if any, have been registered under the Securities Act or the securities laws of any other jurisdiction and they may not be offered or sold absent registration or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any notes or common stock, nor shall there be any sale of notes or common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

About Ligand Pharmaceuticals

Ligand is a biopharmaceutical company that develops and acquires assets it believes will generate royalty revenues and, under its lean corporate cost structure, produce sustainable profitability. Ligand has a diverse asset portfolio addressing the unmet medical needs of patients for a broad spectrum of diseases including thrombocytopenia, multiple myeloma, diabetes, hepatitis, muscle wasting, dyslipidemia, anemia and osteoporosis. Ligand’s Captisol platform technology is a patent-protected, chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Ligand has established multiple alliances with the world’s leading pharmaceutical companies including

GlaxoSmithKline, Onyx Pharmaceuticals (now a subsidiary of Amgen Inc.), Merck, Pfizer, Baxter International, Bristol-Myers Squibb, Celgene, Lundbeck Inc., Eli Lilly & Co., Spectrum Pharmaceuticals and AstraZeneca.

Forward-Looking Statements

This news release contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand’s judgment as of the date of this release (including statements concerning the closing of the offering, the use of the net proceeds from the offering and potential share repurchases). Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. These statements are based on management’s current estimates, assumptions, expectations or beliefs and are subject to uncertainty and changes in circumstances. These forward-looking statements are estimates reflecting the judgment of Ligand’s senior management and actual results may vary materially from those expressed or implied by the forward-looking statements herein. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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